SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K


                              CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
December 23, 1997



                  SIERRA REAL ESTATE EQUITY TRUST '84 CO.

            (Exact name of registrant as specified in its charter)

Missouri                      0-13526           94-305-9972
(State or other jurisdiction of  (Commissino File Number)   I.R.S.
incorporation or organization)      Employer Identification
                                                Number


      care of:
      Shartsis, Friese & Ginsburg LLP
      One Maritime Plaza
      18th Floor
      San Francisco, California
      Attention: Arthur J. Shartsis
_____________________________________________   94111
(Address of principal executive office)  (Zip Code)


                                    (415) 421-6500
_________________________________________________________________
            (Registrant's telephone number, including area code)



                        50 California Street, 16th Floor
                        San Francisco, California 94111
_________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

                  SIERRA REAL ESTATE EQUITY TRUST '84 CO.

Item 5.     Other Events

            On November 9, 1995, Sierra Real Estate Equity Trust '84 Co. (the "Company") filed Articles of Dissolution with the Secretary of State of Missouri.
On November 18, 1995, the Company published a notice of dissolution. Public trading of the Company's stock ceased trading after the market close on December 4, 1995. A liquidating distribution of 7.24 cents per share was paid on December
18, 1995 to shareholders of record on December 8, 1995.

            The existence of the Company will be finally terminated only upon filing of a Request for Termination with the Missouri Secretary of State which can take place no sooner than two years following the publishing of notice of dissolution. During that two year period, certain claim procedures were available against the Company. On November 18, 1997, the two-year period concluded and no claims were made against the Company and no material liabilities remain outstanding. Accordingly, the Company plans to file a Request for Termination on or about December 31, 1997, at which time the Company's existence will terminate. No further distributions will be made to shareholders.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.       Description of Exhibits

                        None







                        SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated as of December 23, 1997

                        SIERRA REAL ESTATE EQUITY TRUST '84 CO.


                        By /s/      Robert Dobbin

                                    Robert Dobbin, Secretary

                              EXHIBIT INDEX

Exhibit No. Item              Page No.

                  None